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                                                                EX. 24.2


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby appoints Ofer Gneezy and Michael J. Hughes, and each of them severally, acting alone and without the other, his/her true and lawful attorney-in-fact with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, Amendment No. 1 to the Registration Statement on Form S-1 of iBasis, Inc. file No. 333-85545 and all amendments, including post-effective amendments thereto, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     This Power of Attorney has been signed below by the following persons in the capacities and on the dates indicated:

     Signature                       Title                       Date
     ---------                       -----                       ----

/s/ Charles M. Skibo
- --------------------         Director of iBasis, Inc.      September 20, 1999
Charles M. Skibo


/s/ Carl Redfield
- --------------------         Director of iBasis, Inc.      September 22, 1999
Carl Redfield